UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: March 31, 2018
Estimated average burden
hours per response 5.71

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2018

DOYEN ELEMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55836	47-5326352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1880 Office Club Pointe Suite 1240 Colorado Springs CO 80920

Registrant’s telephone number, including area code (855) 369-3687

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and which describe the Company’s future plans, strategies, and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “expect”, “anticipate”, estimate”, “believe”, “intend” or “project”, or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 5.02 CORPORATE GOVERNANCE AND MANAGEMENT

January 29, 2018- Colorado Springs, Colorado - Doyen Elements, Inc. announces that on January 29, 2018 it entered into an employment agreement with Douglass D. Pineda as the Director of Business Development effective February 1, 2018.

Doug will be reporting to the COO with responsibility to continue building the recognizable revenue of the company. He will be developing and implementing appropriate business directives to increase company revenue through acquisitions. Doug will enhance and/or develop, implement and enforce policies and procedures of the organization by way of systems that will improve the overall acquisitions and effectiveness of the Company.

Since 1993 Doug has been an independent Business Development Consultant for Fortune 500 organizations developing systems, processes and solutions for advertising strategy, marketing tactics, customer acquisition and sales process management for many of the most renowned brands in the world to include: IBM, Wells Fargo, Honeywell, Allied Signal, U.S. Department of Defense, Federal Aviation Administration, Toyota, Chevrolet, GMC, Ford, Nissan, Wal-Mart, Bank of America, Re/Max, Prudential, Keller Williams, Coldwell-Banker, Discovery Networks / Animal Planet, MetLife, Allstate…and many other local and regional companies.

His background includes being President of Ecological Systems, Inc., Director of Business Development at Wells Fargo and International Business Development Consultant at IBM.

“We are delighted to add Doug to our team as we continue to move forward with growth of our revenues and acquisitions”, says Jeff Hranicka, COO of Doyen Elements, Inc.

For more information about 7GENx or Doyen Elements, Inc. in the USA please contact info@doyenelementsus.com or visit www.doyenelementsus.com. (855) DOYEN-US

ITEM 8.01. OTHER EVENTS

On January 24, 2018, Doyen Elements Inc. (US), Cynthia Boerum and Jeff Hranicka received a complaint filed in the Eighth Judicial District Court of Clark County Nevada from Doyen Elements International, Inc., a British Columbian corporation and Advantameds Solutions US, Inc. a Nevada Corporation.

About Doyen Elements Inc

Launched in October 2105, Doyen Elements Inc. a US company, began as a consultancy firm and has evolved to include a research and development vertical for Industrial Hemp. Its leadership team merges traditional business management with a team of scientists that focus on data collection and analysis of chemical, genetic and phenotypic profiles of hemp, allowing the company to create proprietary varieties of hemp that are targeted for specific uses for the emerging markets.

Forward Looking Statements:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

This Press Release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These “forward-looking statements” that address activities, events or developments that Doyen Elements, Inc. expects, anticipates, or estimates may occur in the future. Generally forward-looking statements by words such as “may,” “will,” “would,” “could,” “continue,” “potential,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. There are a numerous risks and uncertainties, both known and unknown, that could cause actual results to differ materially from the results implied by the forward-looking statements, which may include but are not limited to, business risks, general industry conditions and competition, general economic factors, governmental actions, legislative conditions, the impact of cannabis industry regulation, legislation in the United States and internationally and technological advances. Doyen Elements undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 31, 2018

DOYEN ELEMENTS, INC. [Registrant]

By:	/s/ Cynthia Boerum
Cynthia Boerum, Chairman, Chief Executive Officer and Chief Financial Officer